Exhibit 5.1

Wachtell, Lipton, Rosen & Katz

MARTIN LIPTON	TREVOR S. NORWITZ	51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403 -1000 FACSIMILE: (212) 403 -2000		GREGORY E. OSTLING	GRAHAM W. MELI
HERBERT M. WACHTELL	BEN M. GERMANA			DAVID B. ANDERS	GREGORY E. PESSIN
PAUL VIZCARRONDO, JR.	ANDREW J. NUSSBAUM			ANDREA K. WAHLQUIST	CARRIE M. REILLY
THEODORE N. MIRVIS	RACHELLE SILVERBERG			ADAM J. SHAPIRO	MARK F. VEBLEN
EDWARD D. HERLIHY	STEVEN A. COHEN			NELSON O. FITTS	VICTOR GOLDFELD
DANIEL A. NEFF	DEBORAH L. PAUL			JOSHUA M. HOLMES	EDWARD J. LEE
ANDREW R. BROWNSTEIN	DAVID C. KARP			DAVID E. SHAPIRO	BRANDON C. PRICE
MARC WOLINSKY	RICHARD K. KIM	GEORGE A. KATZ (1965-1989)		DAMIAN G. DIDDEN	KEVIN S. SCHWARTZ
STEVEN A. ROSENBLUM	JOSHUA R. CAMMAKER	JAMES H. FOGELSON (1967-1991)		IAN BOCZKO	MICHAEL S. BENN
JOHN F. SAVARESE	MARK GORDON	LEONARD M. ROSEN (1965-2014)		MATTHEW M. GUEST	SABASTIAN V. NILES
SCOTT K. CHARLES	JOSEPH D. LARSON			DAVID E. KAHAN	ALISON ZIESKE PREISS
JODI J. SCHWARTZ	JEANNEMARIE O’BRIEN	OF COUNSEL		DAVID K. LAM	TIJANA J. DVORNIC
ADAM O. EMMERICH	WAYNE M. CARLIN			BENJAMIN M. ROTH	JENNA E. LEVINE
RALPH M. LEVENE	STEPHEN R. DiPRIMA	WILLIAM T. ALLEN	DAVID S. NEILL	JOSHUA A. FELTMAN	RYAN A. McLEOD
RICHARD G. MASON	NICHOLAS G. DEMMO	MARTIN J.E. ARMS	HAROLD S. NOVIKOFF	ELAINE P. GOLIN	ANITHA REDDY
MICHAEL J. SEGAL	IGOR KIRMAN	MICHAEL H. BYOWITZ	BERNARD W. NUSSBAUM	EMIL A. KLEINHAUS	JOHN L. ROBINSON
DAVID M. SILK	JONATHAN M. MOSES	PETER C. CANELLOS	LAWRENCE B. PEDOWITZ	KARESSA L. CAIN	JOHN R. SOBOLEWSKI
ROBIN PANOVKA	T. EIKO STANGE	GEORGE T, CONWAY III	ERIC S. ROBINSON	RONALD C. CHEN	STEVEN WINTER
DAVID A. KATZ	JOHN F. LYNCH	DAVID M. EINHORN	PATRICIA A. ROBINSON*	GORDON S. MOODIE
ILENE KNABLE GOTTS	WILLIAM SAVITT	KENNETH B. FORREST	ERIC M. ROTH	DONGJU SONG
JEFFREY M. WINTNER	ERIC M. ROSOF	THEODORE GEWERTZ	PAUL K. ROWE	BRADLEY R. WILSON
		PETER C. HEIN	DAVID A. SCHWARTZ
		RICHARD D. KATCHER	MICHAEL W. SCHWARTZ
		MEYER G. KOPLOW	STEPHANIE J. SELIGMAN
		DOUGLAS K. MAYER	ELLIOTT V. STEIN
		ROBERT B. MAZUR	WARREN R. STERN
		MARSHALL L. MILLER	PATRICIA A. VLAHAKIS
		PHILIP MINDLIN	AMY R. WOLF
ROBERT M. MORGENTHAU

* ADMITTED IN THE DISTRICT OF COLUMBIA

COUNSEL

		DAVID M. ADLERSTEIN	PAULA N. GORDON
		AMANDA K. ALLEXON	NANCY B. GREENBAUM
		LOUIS J. BARASH	MARK A. KOENIG
		FRANCO CASTELLI	LAUREN M. KOFKE
		DIANNA CHEN	J. AUSTIN LYONS
		ANDREW J.H. CHEUNG	ALICIA C. McCARTHY
		PAMELA EHRENKRANZ	S. CHRISTOPHER SZCZERBAN
		KATHRYN GETTLES-ATWA	JEFFREY A. WATIKER
ADAM M. GOGOLAK

January 30, 2018

National Bank Holdings Corporation

7800 East Orchard Road, Suite 300

Greenwood Village, Colorado  80111

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special outside counsel to National Bank Holdings Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of 3,398,477 shares of Class A common stock, par value $0.01 per share, of the Company by the selling stockholders identified in the Registration Statement (the “Shares”).

For the purposes of giving the opinion contained herein, we have examined the Registration Statement.  We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the certificate of incorporation and bylaws of the Company, and have made such other

National Bank Holdings Corporation

January 30, 2018

investigations as we have deemed relevant and necessary in connection with the opinion set forth below.  As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and other representatives of the Company and the selling stockholders and certificates or comparable documents of public officials and of officers and other representatives of the Company and the selling stockholders.

In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares are validly issued, duly authorized, fully paid and nonassessable.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

This opinion speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz